EXHIBIT 99.6


                                    EXHIBIT C
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                          FORM OF SOLVENCY CERTIFICATE

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                                  DONINI, INC.

                              SOLVENCY CERTIFICATE

     I, Peter Deros, the Chief Financial Officer of Donini, Inc., a New Jersey corporation (the "Company"), on behalf of the Company, hereby certify that:

1. I am the duly elected and qualified Chief Financial Officer of the Company and am familiar with the business and financial matters and things hereinafter described.

2. This Certificate is made and delivered to Global Capital Funding Group, L.P. (the "Purchaser") pursuant to Section 6.1(c) of that certain Exchange Agreement between the Company and the Purchaser (the "Agreement"). All terms not defined herein shall have the meanings given them in the Agreement.

3. As of the Closing Date and after giving effect to the issuance of Secured Note and Warrants under the Agreement and to the transactions contemplated under the Agreement and the other Transaction Agreements:

     a. The aggregate value of the Company and its Subsidiaries, collectively and individually, as a going concern, at their present fair market value as reasonably determined by the undersigned assuming normal market conditions (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, through sale at the going concern value as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, collectively and individually.

     b. The aggregate value of all liabilities of the Company and its Subsidiaries, collectively and individually, is less than the aggregate value of all assets (including goodwill and other intangible assets) at a fair valuation of the Company and its Subsidiaries, collectively and individually.

     c. The Company and its Subsidiaries, collectively and individually, do not have an unreasonably small capital with which to conduct their business operations as heretofore conducted.

     d. The Company and each of its Subsidiaries, collectively and individually, have no reason to believe that they will not have sufficient cash flow to enable them to pay their liabilities as such liabilities become absolute and mature.

     e. No final judgments against the Company or any Subsidiary, collectively or

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          individually, in actions for money damages with respect to pending or threatened litigation could reasonably be expected to be rendered at a time when, and in an amount such that, the Company or any Subsidiary, collectively or individually, will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and the cash available to the Company and its Subsidiaries, collectively and individually, after taking into account all other anticipated uses of the cash of the Company and its Subsidiaries, collectively and individually (including the payments on or in respect of debt), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

4. The Company and its Subsidiaries, collectively and individually, have not incurred, do not intend to incur, and believe that they will not incur, liabilities beyond their ability to pay such liabilities as such liabilities become absolute and mature.

5. The Company and its Subsidiaries, collectively and individually, do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code, not, to the best of my knowledge, are there any threatened bankruptcy or insolvency proceedings against the Company or its Subsidiaries.

6. The funds to be obtained by the Company from the Purchaser pursuant to the Agreement and the other Transaction Agreements will be used for proper corporate purposes in accordance with the terms of the Transaction Agreements and applicable law.


                            [Signature page follows]

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     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed.

     Dated: October 1, 2004


                                  Donini, Inc.


                                  By: /s/ PETER DEROS
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                                      Name:  Peter Deros
                                      Title: Chief Financial Officer

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